Exhibit 99.1

News Release One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For immediate release: February 4, 2026	Contacts: Travis Williams, Investor Relations Jack Isselmann, Media Relations Ph: 503-684-7000

Greenbrier Successfully Completes Railcar Asset-Backed Securities Issuance

Attractive long-term, non-recourse financing supports continued growth of recurring revenue

Lake Oswego, Oregon, February 4, 2026 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced the completion of an offering of railcar asset-backed securities (“ABS”) securing long-term financing for our leasing business.

GBX Leasing 2022-1 LLC, an indirect wholly-owned special purpose subsidiary of Greenbrier, issued an aggregate principal amount of $300 million of its Series 2026-1 Class A and Class B Notes (“Notes”) with a blended interest rate of 5.2% and a 2 1/2 year call feature. The Notes are rated “AA” and “A” by S&P Global Ratings, have weighted average lives of approximately 6.7 and 7.0 years, respectively, and are secured by railcars and associated operating leases. The securitization will be consolidated on Greenbrier’s balance sheet but is non-recourse to Greenbrier.

“The strong demand from investors for this ABS issuance reflects continued market confidence in the performance of Greenbrier’s railcar portfolios, supported by stable utilization and predictable cash flows. This transaction’s favorable terms indicate the durability of our manufacturing platform and support for our disciplined long-term strategy. We appreciate the ongoing commitment from our financing partners as we grow our business and invest in our railcar fleet,” said Lorie L. Tekorius, CEO and President.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe, Brazil, and the Middle East. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 17,000 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “confidence”, “demand”, “durability”, “indicate”, “ongoing” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our leasing performance, leasing strategy, financing, cash flow, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or

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Greenbrier announces successful asset-backed securities… (Cont.)	Page 2

import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks). More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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